Exhibit 99.1

For Information
James R. Edwards
303-837-2444

 FOR IMMEDIATE RELEASE

SM ENERGY SCHEDULES SECOND QUARTER 2013
EARNINGS CONFERENCE CALL

DENVER, CO - July 16, 2013 - SM Energy Company (NYSE: SM) is scheduled to release details regarding its earnings for the second quarter of 2013 after the close of trading on July 30, 2013. A teleconference to discuss these results and other operational matters is scheduled for July 31, 2013, at 8:00 a.m. Mountain time (10:00 a.m. Eastern time). The call participation number is 877-445-0811, and the conference ID number is 19985517. An audio replay of the call will be available approximately two hours after the call at 855-859-2056, with the conference ID number 19985517. International participants may dial 617‑401-8115 to take part in the conference call, using the conference ID number 19985517, and may access a replay of the call at 404-537-3406, using conference ID number 19985517. Replays may be accessed through August 14, 2013.
This call is being webcast live and may be accessed at SM Energy Company's website at www.sm-energy.com. An audio recording of the conference call will be available at that site through August 14, 2013.

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm‑energy.com.

SM ENERGY CONTACTS:
MEDIA:
Patty Errico, perrico@sm-energy.com, 303-830-5052
INVESTORS:
James Edwards, ir@sm-energy.com, 303-837-2444